As filed with the U.S. Securities and Exchange Commission on March 28, 2023.

Registration No. 333-267016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-1

ON FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GELESIS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-4730610
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

501 Boylston Street, Suite 6102

Boston, MA 02116

Telephone: (617) 456-4718

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Yishai Zohar

Chief Executive Officer

Gelesis Holdings, Inc.

501 Boylston Street, Suite 6102

Boston, MA 02116

Telephone: (617) 456-4718

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James Barrett, Esq. Jeffrey A. Letalien Esq. Jocelyn Arel Esq. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 Tel: (617) 570-1000	Elliot Maltz Chief Financial Officer Gelesis Holdings, Inc. 501 Boylston Street, Suite 6102 Boston, MA 02116 Telephone: (617) 456-4718

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non- accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On August 23, 2022, we filed a registration statement on Form S-1 (File No. 333-267016) with the Securities and Exchange Commission (“SEC”), as amended on August 25, 2022 by that certain Amendment No. 1, to register the offer and sale of up to 35,891,461 shares of our Common Stock, par value $0.0001 per share (“Common Stock”) by B. Riley Principal Capital II, LLC (“B. Riley Principal Capital II” or “Selling Securityholder”).

The registration statement was declared effective by the SEC on September 6, 2022. We are filing this Post-Effective Amendment No. 1 to Form S-1 on Form S-3 to convert the Registration Statement on Form S-1 into a registration statement on Form S-3.

No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration and filing fees payable in connection with the securities covered by this Post-Effective Amendment No. 1 were paid at the time of the original filing of the Registration Statement.

Information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 28, 2023

PRELIMINARY PROSPECTUS

Up to 35,891,461 Shares of Common Stock

OF

GELESIS HOLDINGS, INC.

This prospectus relates to the offer and sale of up to 35,891,461 shares of our Common Stock, par value $0.0001 per share (“Common Stock”) by B. Riley Principal Capital II, LLC (“B. Riley Principal Capital II” or “Selling Securityholder”).

The shares of Common Stock to which this prospectus relates have been or may be issued by us to B. Riley Principal Capital II pursuant to a common stock purchase agreement, dated August 11, 2022, we entered into with B. Riley Principal Capital II (the “Purchase Agreement”). Such shares of Common Stock include (i) up to 35,536,100 shares of Common Stock that we may, in our sole discretion, elect to sell to B. Riley Principal Capital II, from time to time after the date of this prospectus, pursuant to the Purchase Agreement and (ii) 355,361 shares of Common Stock we issued to B. Riley Principal Capital II on August 11, 2022 as consideration for its commitment to purchase shares of our Common Stock in one or more purchases that we may, in our sole discretion, direct them to make, from time to time after the date of this prospectus, pursuant to the Purchase Agreement.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Common Stock by the Selling Securityholder. However, we may receive up to approximately $50,000,000 aggregate gross proceeds under the Purchase Agreement from sales of Common Stock we may elect to make to B. Riley Principal Capital II pursuant to the Purchase Agreement after the date of this prospectus. See “The Committed Equity Facility” for a description of the Purchase Agreement and “Selling Securityholder” for additional information regarding B. Riley Principal Capital II.

B. Riley Principal Capital II may sell or otherwise dispose of all or a portion of the Common Stock being offered in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution (Conflict of Interest)” for more information about how B. Riley Principal Capital II may sell or otherwise dispose of the Common Stock being offered in this prospectus. B. Riley Principal Capital II is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, of the Securities Act.

We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock covered by this prospectus. B. Riley Principal Capital II will bear all commissions and discounts, if any, attributable to the sales of its shares of Common Stock. We have also engaged Northland Securities, Inc. to act as a “qualified independent underwriter” in this offering, whose fees and expenses will be borne by B. Riley Principal Capital II. See “Plan of Distribution (Conflict of Interest)” beginning on page 29 of this prospectus.

Our Common Stock is listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “GLS”. On March 24, 2023, the last reported sales price of our Common Stock, as reported by NYSE, was $0.17.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 15 of this prospectus. You should review carefully the risks and uncertainties described therein and under similar headings in any amendments or supplements to this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the shelf registration process. Under the shelf registration process, the Selling Securityholder may, from time to time, sell up to 35,891,461 shares of Common Stock in one or more offerings as described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholder of shares of Common Stock pursuant to this prospectus.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” for information on how we disclose information in this prospectus by referring you to other documents, and how you can access those documents. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

Neither we nor the Selling Securityholder have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholder will make an offer to sell these securities in any jurisdiction where such an offer or sale are not permitted. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You should assume that the information appearing in this prospectus or any prospectus supplement or incorporated by reference herein or therein is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in or incorporated by reference in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus, any post-effective amendment, the applicable prospectus supplement or the documents incorporated by reference herein. Accordingly, investors should not place undue reliance on this information.

The Selling Securityholder and its permitted transferees may use this shelf registration statement to sell securities from time to time through any means described in the section titled “Plan of Distribution”. More specific terms of any securities that the Selling Securityholder and its permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

Unless the context indicates otherwise, references in this prospectus to the “Company”, “Gelesis”, “Gelesis Holdings”, “we”, “us”, “our” and similar terms refer to Gelesis Holdings, Inc. (f/k/a Capstar Special Purpose Acquisition Corp.) and its consolidated subsidiaries. References to “Capstar Special Purpose Acquisition Corp.” and “CPSR” refer to our predecessor company prior to the consummation of the Business Combination Closing. References to “Legacy Gelesis” refer to Gelesis, Inc. prior to the Business Combination Closing.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information”.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. These forward-looking statements can be identified by the use of forward-looking terminology, including the words "believes," "estimates," "anticipates," "expects," "intends," "plans," "may," "will," "potential," "projects," "predicts," "continue," or "should," or, in each case, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such statements include, but are not limited to, any statements relating to our financial and business performance, implementation, market acceptance and success of our business model, our ability to expand the scope of our offerings, and our ability to comply with the extensive, complex and evolving regulatory requirements applicable to the healthcare industry. These statements are based on management's current expectations, but actual results may differ materially due to various factors.

The forward-looking statements included or incorporated by reference in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under "Risk Factors" contained in this prospectus and in any other documents incorporated herein or therein (including our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respect from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under "Risk Factors" contained in or incorporated by reference in this prospectus may not be exhaustive.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in or incorporated by reference in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in or incorporated by reference in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

SELECTED DEFINITIONS

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

“B. Riley Registration Rights Agreement” means the Registration Rights Agreement, dated as of August 11, 2022, by and between B. Riley Principal Capital II and Gelesis Holdings, Inc.

“Backstop Agreement” means the Backstop Agreement, dated as of December 30, 2021, by and among CPSR and the Backstop Purchasers.

“Backstop Purchasers” means PureTech Health LLC and SSD2, LLC.

“Backstop Shares” means (i) the 744,217 shares of CPSR Class A Common Stock purchased by the Backstop Purchasers and (ii) the 1,983,750 shares of CPSR Class A Common Stock issued to the Backstop Purchasers, in connection with the Closing pursuant to the terms of the Backstop Agreement.

“Beneficial Ownership Limitation” means the limitation set out in the Purchase Agreement whereby the Company shall not issue or sell, and B. Riley Principal Capital II shall not purchase or acquire, any shares of Common Stock which, when aggregated with all other shares of Common Stock then beneficially owned by B. Riley Principal Capital II and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than 4.99% of the outstanding shares of Common Stock.

“Board” means the board of directors of Gelesis Holdings, unless the context otherwise requires.

“Bridge Financing” means the bridge financing arrangement in the amount of $27.0 million entered into by Legacy Gelesis on December 13, 2021.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of July 19, 2021, by and among CPSR, Merger Sub and Legacy Gelesis, as amended on November 8, 2021, and December 30, 2021.

“Business Combination Closing” means the consummation of the Business Combination.

“Business Combination Closing Date” means January 13, 2022.

“Closing” means (a) the execution and delivery of the Purchase Agreement by Gelesis Holdings, Inc. and B. Riley Principal Capital II, LLC and (b) the delivery of all other documents, instruments and writings required to be delivered on the Closing Date in accordance with the provisions of the Purchase Agreement.

“Closing Date” means August 11, 2022.

“Commencement” means the initial satisfaction of the conditions to B. Riley Principal Capital II’s purchase obligations set forth in the Purchase Agreement.

“Commencement Date” means the date on which the registration statement of which this prospectus forms a part has been declared effective by the SEC and all other conditions to the Selling Securityholder’s obligation to purchase Common Stock set forth in the Purchase Agreement have been initially satisfied.

“Commitment Shares” means 355,361 shares of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock which, concurrently with the execution and delivery of the Purchase Agreement, the Company has caused its transfer agent to issue and deliver to B. Riley Principal Capital II not later than 4:00 p.m. (New York City time) on the first Trading Day immediately following the execution of the Purchase Agreement.

“CPSR” means Capstar Special Purpose Acquisition Corp., a Delaware corporation.

“CPSR Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of CPSR, which automatically converted into an equal number of shares of our Common Stock in connection with the Business Combination.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Dollars” or “$” means U.S. dollars, except where otherwise noted.

“Eligible Market” means The Nasdaq Global Select Market, The Nasdaq Global Market, The Nasdaq Capital Market or the NYSE American (or any nationally recognized successor to any of the foregoing).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Cap” means the maximum number of shares the Company shall issue pursuant to the Purchase Agreement; such limitation includes that the Company shall not issue or sell any shares of Common Stock pursuant to the Purchase Agreement, and B. Riley Principal Capital II shall not purchase or acquire any shares of Common Stock pursuant to the Purchase Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to the Purchase Agreement and the transactions contemplated hereby would exceed 14,506,475 (such number of shares equal to 19.99% of the aggregate number of shares of Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement), which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the Purchase Agreement under applicable rules of the NYSE. The Exchange Cap is not applicable to issuances and sales of Common Stock pursuant to Purchases and Intraday Purchases that we may effect pursuant to the Purchase Agreement, to the extent such shares of Common Stock are sold in such Purchases and Intraday Purchases (as applicable) at a price equal to or in excess of the applicable “minimum price” (as defined in the applicable listing rules of the NYSE) of the Common Stock, calculated at the time such Purchases and Intraday Purchases (as applicable) are effected by us under the Purchase Agreement, if any, as adjusted to take into account our issuance of the Commitment Shares to B. Riley Principal Capital II and our reimbursement of a certain amount of B. Riley Principal Capital II’s legal fees and expenses.

“FDA” means the United States Food and Drug Administration.

“Fundamental Transaction” means that, pursuant to the Purchase Agreement, (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) another person, with the result that the holders of the Company’s capital stock immediately prior to such consolidation or merger together beneficially own less than 50% of the outstanding voting power of the surviving or resulting corporation, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another person, or (3) take action to facilitate a purchase, tender or exchange offer by another Person that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (excluding any shares of Common Stock held by the person or persons making or party to, or associated or affiliated with the persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person whereby such other person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify its Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

“Merger Sub” means CPSR Gelesis Merger Sub, Inc., a Delaware corporation and subsidiary of CPSR, prior to the consummation to the Business Combination.

“Minimum Price Threshold” means the minimum price threshold for a Purchase or an Intraday Purchase specified by the Company in a Purchase Notice or an Intraday Purchase Notice, or if the Company does not specify a minimum price threshold in such Purchase Notice or Intraday Purchase Notice, a price equal to 75.0% of the closing sale price of the Common Stock on the trading day immediately prior to the applicable Purchase Date for such Purchase or Intraday Purchase.

“NYSE” means the New York Stock Exchange.

“Purchase” means the Company’s right, but not the obligation, from time to time at its sole discretion over the 24-month period beginning on the Commencement Date, to direct B. Riley Principal Capital II to purchase a specified number of shares of Common Stock.

“Purchase Agreement” means the Common Stock Purchase Agreement, dated as of August 11, 2022, by and between Gelesis Holdings, Inc. and B. Riley Principal Capital II.

“Purchase Commencement Time” means, with respect to a Purchase made pursuant to the Purchase Agreement, 9:30:01 a.m., New York City time, on the Purchase Date for such Purchase, or such later time on such Purchase Date publicly announced by the NYSE (or, if the Common Stock is then listed on an Eligible Market, by such Eligible Market) as the official open of the primary (or “regular”) trading session on the NYSE (or on such Eligible Market, as applicable) on such Purchase Date.

“Purchase Date” means, (i) with respect to a Purchase, the trading day on which B. Riley Principal Capital II timely receives, (A) after 6:00 a.m., New York City time, and (B) prior to 9:00 a.m., New York City time, on such trading day, a valid Purchase Notice for such Purchase in accordance with the Purchase Agreement, and (ii) with respect to an Intraday Purchase made pursuant the Purchase Agreement, the trading day on which B. Riley Principal Capital II timely receives a valid Intraday Purchase Notice for such Intraday Purchase in accordance with the Purchase Agreement, (A) after the latest of (X) 10:00 a.m., New York City time, on such trading day, (Y) the ending time of the Purchases pursuant to a Purchase Notice or Intraday Purchase Notice, if any, occurring on the same trading day and (B) prior to the earlier of (X) 3:30 p.m., New York City time, on such trading day for such Intraday Purchase and (Y) such time that is exactly one (1) hour immediately prior to the official close of the primary (or “regular”) trading session on the NYSE (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market).

“Purchase Maximum Amount” means, a Purchase limitation pursuant to which the Company may exercise its right to direct a Purchase in an amount not to exceed the lesser of (i) 1,000,000 shares of Common Stock and (ii) 20.0% of the total aggregate number (or volume) of shares of our Common Stock traded on the NYSE during the applicable Purchase Valuation Period (as defined below) for such Purchase (such specified number of shares to be purchased by the Selling Securityholder in such Purchase, adjusted to the extent necessary to give effect to the applicable Purchase Maximum Amount and certain additional limitations set forth in the Purchase Agreement).

“Purchase Notice” means, with respect to a Purchase (other than an Intraday Purchase) made pursuant to the Purchase Agreement, an irrevocable written notice delivered by the Company to B. Riley Principal Capital II, and received by B. Riley Principal Capital II, after 6:00 a.m., New York City time, and prior to 9:00 a.m., New York City time, on the Purchase Date for such Purchase, directing B. Riley Principal Capital II to purchase a specified Purchase Share Amount, at the applicable purchase price therefor on such Purchase Date for such Purchase in accordance with the Purchase Agreement.

“Purchase Share Amount” means, with respect to a Purchase made pursuant to the Purchase Agreement, the total number of Shares to be purchased by B. Riley Principal Capital II in such Purchase as specified by the Company in the applicable Purchase Notice for such VWAP Purchase, which number of shares shall not exceed the applicable Purchase Maximum Amount (and such number of shares specified in the Purchase Notice for such Purchase shall be subject to automatic adjustment as necessary to give effect to the Purchase Maximum Amount limitation applicable to such Purchase).

“Purchase Share Volume Maximum” means, with respect to a Purchase made pursuant to the Purchase Agreement, a number of shares of Common Stock equal to the quotient obtained by dividing (i) the Purchase Share Amount to be purchased by B. Riley Principal Capital II in such Purchase, by (ii) twenty percent (20.0%) (as adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

“Purchase Valuation Period” means, with respect to a Purchase made pursuant to the Purchase Agreement, the period on the Purchase Date for such Purchase, beginning at the applicable Purchase Commencement Time and ending at the applicable ending time specified in the Purchase Agreement on such Purchase Date for such Purchase.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Securityholder” means B. Riley Principal Capital II, LLC.

“Shares” means the shares of Common Stock that may be purchased by B. Riley Principal Capital II under the Purchase Agreement pursuant to one or more Purchase Notices or one or more Intraday Purchase Notices, but not including the Commitment Shares.

“Threshold Price” means $1.00, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any such reorganization, recapitalization, non-cash dividend, stock split or other similar transaction, the “Threshold Price” shall mean the lower of (i) such adjusted price and (ii) $1.00.

“VWAP” means the volume weighted average price of the Common Stock, calculated in accordance with the Purchase Agreement.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the information set forth under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” and the financial statements and other information incorporated by reference in this prospectus. See also the section titled “Where You Can Find More Information”.

Overview

Gelesis is a commercial stage biotherapeutics company built for consumer engagement. We are focused on advancing first-in-class superabsorbent hydrogel therapeutics for chronic gastrointestinal, or GI, diseases including excess weight, type 2 diabetes, non-alcoholic fatty liver disease/non-alcoholic steatohepatitis ("NAFLD/NASH"), functional constipation ("FC"), and inflammatory bowel disease. Our biomimetic superabsorbent hydrogels are inspired by the composition and mechanical properties (e.g. firmness) of raw vegetables. They are conveniently administered in capsules taken with water to create a much larger volume of small, non-aggregating hydrogel pieces that become an integrated part of the meals, and act locally in the digestive system.

Our first product, Plenity, and our other product candidates are based on a proprietary hydrogel technology that works mechanically, as opposed to via a chemical mode of action, and exclusively in the GI tract rather than systemically or through surgical intervention. Plenity is indicated for over 150 million Americans, the largest number of adults struggling with excess weight (i.e., a body mass index (kg/m2), or BMI, of 25 – 40) of any prescription oral weight-management aid and the only one indicated for the entire range of overweight population, including those without co-morbidities such as diabetes and cardiovascular diseases. Plenity is marketed directly to potential members, who access it through telehealth and traditional healthcare provider services. We refer to those who are prescribed Plenity as our members — not customers — because we view our relationship with them as a long-term journey of support, not as a transactional relationship. This consumer-directed model is uniquely enabled by Plenity’s strong safety and tolerability profile. Our business is built on a subscription model, as monthly Plenity kits are delivered to our members’ homes. We leverage the latest technologies with telehealth, mail-order distribution, consumer engagement, and our native digital technology platform. Plenity is an orally administered capsule that employs multiple mechanisms of action along the GI tract to aid in weight management by creating small firm 3D structures, similar to ingested raw vegetables, which create a sensation of feeling fuller. Using a biomimetic approach, we developed the first-of-its-kind superabsorbent hydrogel technology, inspired by the composition (e.g., water and cellulose) and mechanical properties (e.g. elasticity or firmness) of ingested raw vegetables. We designed Plenity and our other hydrogels to address several critical challenges of the modern diet: portion size, caloric density, and food composition. For optimal safety and efficacy, these hydrogel particles are engineered to rapidly absorb and release water at specific locations in the GI tract. Plenity does not act systemically and is not absorbed by the body. Instead, it acts locally in the GI tract by changing the volume, firmness, and reducing the caloric density of ingested meals. Because it acts mechanically and it is the first of its kind, Plenity is regulated as a novel medical device and was granted de novo authorization. In January 2023, we submitted a premarket notification, or 510(k), to the FDA to change Plenity from prescription-only to over-the-counter, or OTC, in the United States and anticipate the FDA's decision on our 510(k) submission by the third quarter of 2023. Our product pipeline also includes multiple other potential therapeutic candidates for common chronic conditions affected by gut health that are currently in clinical and preclinical testing, including type 2 diabetes, NAFLD, NASH, and FC, all based on our hydrogel technology.

Corporate Information

We were incorporated on February 14, 2020 as a special purpose acquisition company and a Delaware corporation under the name Capstar Special Purpose Acquisition Corp. On July 7, 2020, CPSR completed its initial public offering. On January 13, 2022, CPSR consummated the Business Combination with Gelesis, Inc. pursuant to the Business Combination Agreement. In connection with the Business Combination, CPSR changed its name to Gelesis Holdings, Inc.

Our principal executive offices are located at 501 Boylston Street, Suite 6102, Boston, Massachusetts 02116 and our telephone number is (617) 456-4718. Our corporate website address is https://www.gelesis.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Our predecessor company elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of our predecessor company’s initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three (3)-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our Common Stock held by non-affiliates exceeds $700 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates exceeds $250 million as of the prior June 30.

THE OFFERING

Issuer	Gelesis Holdings, Inc.
Shares of common stock offered by the Selling Securityholders

Up to 35,891,461 shares of Common Stock, consisting of:

•
355,361 Commitment Shares that we issued to the Selling Securityholder in connection with the execution of the Purchase Agreement in consideration of its commitment to purchase shares of Common Stock at our election under the Purchase Agreement; and
•
Up to 35,536,100 shares (the “Purchase Shares”) we may elect, in our sole discretion, to issue and sell to the Selling Securityholder under the Purchase Agreement from time to time after the Commencement Date.

Shares of Common Stock outstanding	72,946,720 shares of Common Stock.
Shares of Common Stock outstanding after giving effect to the issuance of the shares registered hereunder.

108,482,820 shares of Common Stock.

We will not receive any proceeds from the resale of shares of Common Stock included in this prospectus by the Selling Securityholder. However, we may receive up to $50,000,000 million in aggregate gross proceeds under the Purchase Agreement from sales of Common Stock that we may elect to make to the Selling Securityholder pursuant to the Purchase Agreement, if any, from time to time in our sole discretion, from and after the Commencement Date.

Use of proceeds

We expect to use the net proceeds that we receive from sales of our Common Stock to the Selling Securityholder, if any, under the Purchase Agreement for general corporate purposes, including working capital. Accordingly, we retain broad discretion over the use of the net proceeds from the sale of our Common Stock under the Purchase Agreement. The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital over which we have little or no control. As of the date hereof, we cannot specify with certainty the particular uses for the net proceeds. See the section titled “Use of Proceeds.”

Risk factors	See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should consider before investing in our Common Stock.
Conflict of Interest

B. Riley Principal Capital II, LLC is an affiliate of B. Riley Securities, Inc. ("BRS"), a registered broker-dealer and FINRA (as defined below) member. BRS will act as an executing broker that will effectuate resales of our Common Stock that have been and may be acquired by B. Riley Principal Capital II from us pursuant to the Purchase Agreement to the public in this offering.

Because B. Riley Principal Capital II will receive all the net proceeds from such resales of our Common Stock made to the public through BRS, BRS is deemed to have a ‘‘conflict of interest’’ within the meaning of Financial Industry Regulatory Authority, Inc. (‘‘FINRA’’) Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121, which requires that a ‘‘qualified independent underwriter,’’ as defined in FINRA Rule 5121, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of ‘‘due diligence’’ with respect thereto. Accordingly, we have engaged Northland Securities, Inc., a registered broker-dealer and FINRA member (‘‘Northland’’), to be the qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of ‘‘due diligence’’ with respect thereto. B. Riley Principal Capital II has agreed to pay Northland a cash fee of $50,000 upon the completion of this offering as consideration for its services and to reimburse Northland up to $5,000 for expenses incurred in connection with acting as the qualified independent underwriter in this offering. Northland will receive no other compensation for acting as the qualified independent underwriter in this offering. In accordance with FINRA Rule 5121, BRS is not permitted to sell our Common Stock in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

The New York Stock Exchange Common Stock trading symbol	“GLS”.

The number of shares of Common Stock to be outstanding is based on 72,946,720 shares of Common Stock outstanding as of September 2, 2022, which includes 355,361 Commitment Shares issued to B. Riley Principal Capital II on August 11, 2022.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the risks and uncertainties described under the section titled “Risk Factors” contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any subsequent filings with the SEC, which are incorporated by reference into this prospectus, together with other information in this prospectus and the documents incorporated by reference, including our financial statements and related notes. If any of the risks or uncertainties described in our most recent annual report on Form 10‑K or most recent quarterly report on Form 10‑Q, any accompanying prospectus supplement or our other filings with the SEC, or if any additional risks and uncertainties were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our securities could decline and you could lose all or part of your investment. The risks and uncertainties described in our most recent annual report on Form 10‑K, any Form 10‑Q, any accompanying prospectus supplement or our other filings with the SEC are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

THE COMMITTED EQUITY FACILITY

On August 11, 2022, we entered into the Purchase Agreement and the B. Riley Registration Rights Agreement with B. Riley Principal Capital II. Pursuant to the Purchase Agreement, from and after the Commencement Date, we will have the right to sell to B. Riley Principal Capital II up to $50,000,000 of shares of our Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of common stock by us to B. Riley Principal Capital II under the Purchase Agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to B. Riley Principal Capital II under the Purchase Agreement. In accordance with our obligations under the B. Riley Registration Rights Agreement, we have filed the registration statement of which this prospectus forms a part with the SEC to register under the Securities Act the resale by B. Riley Principal Capital II of up to 35,891,461 shares of common stock, consisting of (i) 355,361 Commitment Shares that we issued to B. Riley Principal Capital II as consideration for its commitment to purchase shares of common stock at our election under the Purchase Agreement, and (ii) up to 35,536,100 shares of common stock that we may elect, in our sole discretion, to issue and sell to B. Riley Principal Capital II under the Purchase Agreement, from time to time from and after the Commencement Date.

We do not have the right to commence any sales of our Common Stock to B. Riley Principal Capital II under the Purchase Agreement until the Commencement Date, which is the date on which all of the conditions to B. Riley Principal Capital II’s purchase obligation set forth in the Purchase Agreement have initially been satisfied, including that the registration statement of which this prospectus forms a part be declared effective by the SEC. From and after the Commencement Date, we will have the right, but not the obligation, from time to time at our sole discretion over the 24-month period beginning on the Commencement Date, to direct B. Riley Principal Capital II to purchase up to a specified maximum amount of shares of common stock in one or more Purchases and Intraday Purchases as set forth in the Purchase Agreement, by timely delivering a written Purchase Notice for each Purchase, and timely delivering a written Intraday Purchase Notice for each Intraday Purchase, if any, to B. Riley Principal Capital II in accordance with the Purchase Agreement on any trading day we select as the Purchase Date therefor, so long as (i) the closing sale price of our Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all shares of Common Stock subject to all prior Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement have been received by B. Riley Principal Capital II prior to the time we deliver such notice to B. Riley Principal Capital II.

From and after Commencement, the Company will control the timing and amount of any sales of common stock to B. Riley Principal Capital II. Actual sales of shares of our Common Stock to B. Riley Principal Capital II under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our Common Stock and determinations by us as to the appropriate sources of funding for our company and its operations.

Under the applicable NYSE rules, in no event may we issue to B. Riley Principal Capital II under the Purchase Agreement shares of common stock in excess of the Exchange Cap, which is 14,506,475 shares of common stock (such number of shares equal to 19.99% of the shares of the common stock outstanding immediately prior to the execution of the Purchase Agreement), unless we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable the NYSE rules. The Exchange Cap is not applicable to issuances and sales of common stock pursuant to Purchases and Intraday Purchases that we may effect pursuant to the Purchase Agreement, to the extent such shares of common stock are sold in such Purchases and Intraday Purchases (as applicable) at a price equal to or in excess of the applicable Base Price. Moreover, we may not issue or sell any shares of common stock to B. Riley Principal Capital II under the Purchase Agreement which, when aggregated with all other shares of common stock then beneficially owned by B. Riley Principal Capital II and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in B. Riley Principal Capital II beneficially owning shares of common stock in excess of the Beneficial Ownership Limitation, which is defined in the Purchase Agreement as 4.99% of the outstanding shares of common stock.

The net proceeds to us from sales that we elect to make to B. Riley Principal Capital II under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell shares of our stock to B. Riley Principal Capital II. We expect that any proceeds received by us from such sales to B. Riley Principal Capital II will be used for general corporate purposes, including working capital.

Neither we nor B. Riley Principal Capital II may assign or transfer our respective rights and obligations under the Purchase Agreement or the B. Riley Registration Rights Agreement, and no provision of the Purchase Agreement or the B. Riley Registration Rights Agreement may be modified or waived by us or B. Riley Principal Capital II.

As consideration for B. Riley Principal Capital II’s commitment to purchase shares of Common Stock at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, the Company issued 355,361 shares of Common Stock to B. Riley Principal Capital II. In addition, we have agreed to reimburse B. Riley for the reasonable legal fees and disbursements of B. Riley’s legal counsel in an amount not to exceed (i) $100,000 upon our execution of the Purchase Agreement and B. Riley Registration Rights Agreement and (ii) $7,500 per fiscal quarter, in each case in connection with the transactions contemplated by the Purchase Agreement and B. Riley Registration Rights Agreement.

The Purchase Agreement and the B. Riley Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the registration statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.

Purchases of Common Stock Under the Purchase Agreement

Purchases

From and after the Commencement Date, we will have the right, but not the obligation, from time to time at our sole discretion over the 24-month period beginning on the Commencement Date, to direct B. Riley Principal Capital II to purchase a specified number of shares of common stock, not to exceed the applicable Purchase Maximum Amount, in a Purchase under the Purchase Agreement, by timely delivering a written Purchase Notice to B. Riley Principal Capital II, prior to 9:00 a.m., New York City time, on any trading day we select as the Purchase Date for such Purchase, so long as:

•
the closing sale price of our Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and
•
all shares of Common Stock subject to all prior Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement have been received by B. Riley Principal Capital II prior to the time we deliver such Purchase Notice to B. Riley Principal Capital II.

The Purchase Maximum Amount applicable to such Purchase will be equal to the lesser of:

•
1,000,000 shares of Common Stock; and
•
20.0% of the total aggregate number (or volume) of shares of our Common Stock traded on the NYSE during the applicable Purchase Valuation Period for such Purchase.

The actual number of shares of common stock that B. Riley Principal Capital II will be required to purchase in a Purchase, which we refer to as the Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.

The per share purchase price that B. Riley Principal Capital II will be required to pay for the Purchase Share Amount in a Purchase effected by us pursuant to the Purchase Agreement, if any, will be equal to the VWAP of our Common Stock for the applicable Purchase Valuation Period on the Purchase Date for such Purchase, less a fixed 3.0% discount to the VWAP for such Purchase Valuation Period. The Purchase Valuation Period for a Purchase is defined in the Purchase Agreement as the period beginning at the official open (or “commencement”) of the regular trading session on the NYSE on the applicable Purchase Date for such Purchase, and ending at the earlier to occur of:

•
3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date; and
•
such time that the total aggregate number (or volume) of shares of common stock traded on the NYSE during such Purchase Valuation Period exceeds the applicable Purchase Share Volume Maximum for such Purchase, which will be determined by dividing (a) the applicable Purchase Share Amount for such Purchase, by (b) 0.20.

Under the Purchase Agreement, for purposes of calculating the volume of shares of Common Stock traded during a Purchase Valuation Period, including for purposes of determining whether the applicable Purchase Share Volume Maximum for a Purchase has been reached, and for purposes of calculating the VWAP of our Common Stock for the applicable Purchase Valuation Period, the following transactions, to the extent they occur during such Purchase Valuation Period, are excluded: (x) the opening or first purchase of Common Stock at or following the official open of the regular trading session on the NYSE on the applicable Purchase Date for such Purchase, (y) the last or closing sale of Common Stock at or prior to the official close of the regular trading session on the NYSE on the applicable Purchase Date for such Purchase, and (z) all trades of Common Stock on the NYSE during such Purchase Valuation Period at a price below the applicable Minimum Price Threshold.

Intraday Purchases

In addition to the regular Purchases described above, after the Commencement, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct B. Riley Principal Capital II to purchase, on any trading day we select as the Purchase Date therefor (including the same Purchase Date on which an earlier regular Purchase was effected by us (as applicable), although we are not required to effect an earlier regular Purchase on such Purchase Date in order to effect an Intraday Purchase on such Purchase Date), a specified number of shares of common stock, not to exceed the applicable Intraday Purchase Maximum Amount, in an Intraday Purchase under the Purchase Agreement, by timely delivering a written Intraday VWAP Purchase Notice to B. Riley Principal Capital II, after 10:00 a.m., New York City time (and after the Purchase Valuation Period for any prior regular Purchase (if any) and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) have ended), and prior to 3:30 p.m., New York City time, on such Purchase Date, so long as:

•
the closing sale price of our Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and
•
all shares of Common Stock subject to all prior Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement have been received by B. Riley Principal Capital II prior to the time we deliver such Intraday Purchase Notice to B. Riley Principal Capital II.

The Intraday Purchase Maximum Amount applicable to such Intraday Purchase will be equal to the lesser of:

•
1,000,000 shares of common stock; and
•
20.0% of the total aggregate number (or volume) of shares of our Common Stock traded on the NYSE during the applicable Intraday Purchase Valuation Period for such Intraday Purchase.

The actual number of shares of common stock that B. Riley Principal Capital II will be required to purchase in an Intraday Purchase, which we refer to as the Intraday Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Intraday Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Intraday Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.

The per share purchase price that B. Riley Principal Capital II will be required to pay for the Intraday Purchase Share Amount in an Intraday Purchase effected by us pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a regular Purchase, except that the VWAP used to determine the purchase price for the Intraday Purchase Share Amount to be purchased in an Intraday Purchase will be equal to the VWAP for the applicable Intraday Purchase Valuation Period on the Purchase Date for such Intraday Purchase, less a fixed 3.0% discount to the VWAP for such Intraday Purchase Valuation Period. The Intraday Purchase Valuation Period for an Intraday Purchase is defined in the Purchase Agreement as the period during the regular trading session on the NYSE on such Purchase Date, beginning at the latest to occur of:

•
such time of confirmation of B. Riley Principal Capital II’s receipt of the Purchase Notice;
•
such time that the Purchase Valuation Period for any prior regular Purchase effected on the same Purchase Date (if any) has ended; and
•
such time that the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) has ended,

and ending at the earlier to occur of:

•
3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date; and
•
such time that the total aggregate number (or volume) of shares of common stock traded on the NYSE during such Intraday Purchase Valuation Period exceeds the applicable Intraday Purchase Share Volume Maximum for such Intraday Purchase, which will be determined by dividing (a) the applicable Intraday Purchase Share Amount for such Intraday Purchase, by (b) 0.20.

As with regular Purchases, for purposes of calculating the volume of shares of Common Stock traded during an Intraday Purchase Valuation Period, including for purposes of determining whether the applicable Intraday Purchase Share Volume Maximum for an Intraday Purchase has been reached, and for purposes of calculating the VWAP of our Common Stock for the applicable Intraday Purchase Valuation Period, the following transactions, to the extent they occur during such Intraday Purchase Valuation Period, are excluded: (x) the opening or first purchase of Common Stock at or following the official open of the regular trading session on the NYSE on the applicable Purchase Date for such Intraday Purchase, (y) the last or closing sale of Common Stock at or prior to the official close of the regular trading session on the NYSE on the applicable Purchase Date for such Intraday Purchase, and (z) all trades of Common Stock on the NYSE during such Intraday Purchase Valuation Period at a price below the applicable Minimum Price Threshold.

We may, in our sole discretion, timely deliver multiple Intraday Purchase Notices to B. Riley Principal Capital II prior to 3:30 p.m., New York City time, on a single Purchase Date to effect multiple Intraday Purchases on such same Purchase Date, provided that the Purchase Valuation Period for any earlier regular Purchase effected on the same Purchase Date (as applicable) and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date have ended prior to 3:30 p.m., New York City time, on such Purchase Date, and so long as all shares of common stock subject to all prior Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement, including those effected earlier on the same Purchase Date (as applicable), have been received by B. Riley Principal Capital II prior to the time we deliver to B. Riley Principal Capital II a new Intraday Purchase Notice to effect an additional Intraday Purchase on the same Purchase Date as an earlier regular Purchase (as applicable) and one or more earlier Intraday Purchases effected on such same Purchase Date.

The terms and limitations that will apply to each subsequent additional Intraday Purchase effected on the same Purchase Date will be the same as those applicable to any earlier regular Purchase (as applicable) and any earlier Intraday Purchase effected on the same Purchase Date as such subsequent additional Intraday Purchase, and the per share purchase price for the shares of common stock that we elect to sell to B. Riley Principal Capital II in each subsequent additional Intraday Purchase effected on the same Purchase Date as an earlier regular Purchase (as applicable) and/or earlier Intraday Purchase(s) effected on such Purchase Date will be calculated in the same manner as in the case of such earlier regular Purchase (as applicable) and such earlier Intraday Purchase(s) effected on the same Purchase Date as such subsequent additional Intraday Purchase, with the exception that the Intraday Purchase Valuation Period for each subsequent additional Intraday Purchase will begin and end at different times (and may vary in duration) during the regular trading session on such Purchase Date, in each case as determined in accordance with the Purchase Agreement.

In the case of Purchases and Intraday Purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of common stock to be purchased by B. Riley Principal Capital II in a Purchase or an Intraday Purchase (as applicable), or in determining the applicable maximum purchase share amounts or applicable volume or price threshold amounts in connection with any such Purchase or Intraday Purchase (as applicable), in each case, will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or price threshold amounts.

At or prior to 5:30 p.m., New York City time, on the applicable Purchase Date for a Purchase and/or Intraday Purchase, B. Riley Principal Capital II will provide us with a written confirmation for such Purchase and/or Intraday Purchase, as applicable, setting forth the applicable purchase price (both on a per share basis and the total aggregate purchase price) to be paid by B. Riley Principal Capital II for the shares of common stock purchased by B. Riley Principal Capital II in such Purchase and/or Intraday Purchase, as applicable.

The payment for, against delivery of, shares of common stock purchased by B. Riley Principal Capital II in any Purchase or any Intraday Purchase under the Purchase Agreement will be fully settled within two (2) trading days immediately following the applicable Purchase Date for such Purchase or such Intraday Purchase (as applicable), as set forth in the Purchase Agreement.

Conditions Precedent to Commencement and Each Purchase

B. Riley Principal Capital II’s obligation to accept VWAP Purchase Notices and Intraday VWAP Purchase Notices that are timely delivered by us under the Purchase Agreement and to purchase shares of our Common Stock in VWAP Purchases and additional Purchases under the Purchase Agreement, are subject to (i) the initial satisfaction, at the Commencement, and (ii) the satisfaction, at the applicable “Purchase Condition Satisfaction Time” (as such term is defined in the Purchase Agreement) on the applicable Purchase Date for each Purchase and Intraday Purchase after the Commencement Date, of the conditions precedent thereto set forth in the Purchase Agreement, all of which are entirely outside of B. Riley Principal Capital II’s control, which conditions including the following:

•
the accuracy in all material respects of the representations and warranties of the Company included in the Purchase Agreement;

•
the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company;
•
the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of common stock that may be issued and sold by the Company to B. Riley Principal Capital II under the Purchase Agreement) having been declared effective under the Securities Act by the SEC, and B. Riley Principal Capital II being able to utilize this prospectus (and the prospectus included in any one or more additional registration statements filed with the SEC under the B. Riley Registration Rights Agreement) to resell all of the shares of common stock included in this prospectus (and included in any such additional prospectuses);
•
we shall have delivered or caused to be delivered to the transfer agent irrevocable instructions and a notice of effectiveness shall have been executed by our outside counsel and delivered to our transfer agent, in each case directing the transfer agent to issue to B. Riley Principal Capital II or its designated broker-dealer the shares included in the applicable registration statement in accordance with the terms of the Purchase Agreement and B. Riley Registration Rights Agreement;
•
the SEC or any other governmental authority shall not have requested any additional information relating to a registration statement or any post-effective amendment thereto or any applicable prospectus or prospectus supplement;
•
the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include shares of common stock that may be issued and sold by the Company to B. Riley Principal Capital II under the Purchase Agreement) or prohibiting or suspending the use of this prospectus (or the prospectus included in any one or more additional registration statements filed with the SEC under the B. Riley Registration Rights Agreement), and the absence of any suspension of qualification or exemption from qualification of the common stock for offering or sale in any jurisdiction;
•
FINRA shall not have provided an objection to, and shall have confirmed in writing that it has determined not to raise any objections with respect to the fairness and reasonableness of, the terms and arrangements of the transactions contemplated by the Purchase Agreement and the B. Riley Registration Rights Agreement;
•
there shall not have occurred any event and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include shares of common stock that may be issued and sold by the Company to B. Riley Principal Capital II under the Purchase Agreement) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements filed with the SEC under the B. Riley Registration Rights Agreement, in the light of the circumstances under which they were made) not misleading;
•
the final prospectus included in any post-effective amendment to the registration statement, and any prospectus supplement thereto, required to be filed by us with the SEC under the Purchase Agreement and the B. Riley Registration Rights Agreement shall have been filed and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC;
•
trading in the common stock shall not have been suspended by the SEC, the NYSE or FINRA, the Company shall not have received any final and non-appealable notice that the listing or quotation of the common stock on the NYSE shall be terminated on a date certain (unless, prior to such date, the common stock is listed or quoted on any other Eligible Market, as such term is defined in the Purchase Agreement), and there shall be no suspension of, or restriction on, accepting additional deposits of the common stock, electronic trading or book-entry services by DTC with respect to the common stock imposed or contemplated;
•
the Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the B. Riley Registration Rights Agreement;
•
the issuance and sale of the shares pursuant to the Purchase Notice or applicable Intraday Purchase Notice shall not exceed, as applicable, the Purchase Maximum Amount or the Intraday Purchase Maximum Amount, cause the shares to exceed the aggregate limit, cause the B. Riley Principal Capital II to own in excess of the Beneficial Ownership Limitation or the Exchange Cap (unless our stockholders have approved the issuance of shares in excess of the Exchange Cap);

•
the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental entity of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Purchase Agreement or the B. Riley Registration Rights Agreement;
•
the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the B. Riley Registration Rights Agreement, or seeking material damages in connection with such transactions;
•
all of the shares of common stock that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on the NYSE (or if the common stock is not then listed on the NYSE, then on any Eligible Market), subject only to notice of issuance;
•
no condition, occurrence, state of facts or event constituting a Material Adverse Effect (as such term is defined in the Purchase Agreement) shall have occurred and be continuing;
•
the absence of any bankruptcy proceeding against the Company commenced by a third party, and the Company shall not have commenced a voluntary bankruptcy proceeding, consented to the entry of an order for relief against it in an involuntary bankruptcy case, consented to the appointment of a custodian of the Company or for all or substantially all of its property in any bankruptcy proceeding, or made a general assignment for the benefit of its creditors; and
•
the receipt by B. Riley Principal Capital II of the Commitment Shares, the Closing Fees, a “comfort letter,” legal opinions and negative assurances, and bring-down legal opinions and negative assurance letters as required under the Purchase Agreement.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

•
the first day of the month next following the 24-month anniversary of the Commencement Date;
•
the date on which B. Riley Principal Capital II shall have purchased shares of common stock under the Purchase Agreement for an aggregate gross purchase price equal to $50,000,000;
•
the date on which the common stock shall have failed to be listed or quoted on the NYSE or any other Eligible Market for one trading day;
•
the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our company has been commenced that is not discharged or dismissed prior to such trading day; and
•
the date on which a bankruptcy custodian is appointed for all or substantially all of our property, or we make a general assignment for the benefit of our creditors.

We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon ten (10) trading days’ prior written notice to B. Riley Principal Capital II. We and B. Riley Principal Capital II may also terminate the Purchase Agreement at any time by mutual written consent.

B. Riley Principal Capital II also has the right to terminate the Purchase Agreement upon ten (10) trading days’ prior written notice to us, but only upon the occurrence of certain events, including:

•
the occurrence and continuation of a Material Adverse Effect (as such term is defined in the Purchase Agreement);
•
the occurrence of a Fundamental Transaction involving our company;
•
if any registration statement is not filed by the applicable Filing Deadline (as defined in the B. Riley Registration Rights Agreement) or declared effective by the SEC by the applicable Effectiveness Deadline (as defined in the B. Riley Registration Rights Agreement), or we are otherwise in breach or default in any material respect under any of the other provisions of the B. Riley Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within ten (10) trading days after notice of such failure, breach or default is delivered to us;
•
if we are in breach or default in any material respect of any of our covenants and agreements in the Purchase Agreement or in the B. Riley Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within fifteen (15) trading days after notice of such breach or default is delivered to us;
•
the effectiveness of the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the B. Riley Registration Rights Agreement lapses for any reason (including the issuance of a stop order by the SEC), or this prospectus or the prospectus included in any additional registration statement we file with the SEC pursuant to the B. Riley Registration Rights Agreement otherwise becomes unavailable to B. Riley Principal Capital II for the resale of all of the shares of common stock included therein, and such lapse or unavailability continues for a period of thirty (30) consecutive trading days or for more than an aggregate of ninety (90) trading days in any 365-day period, other than due to acts of B. Riley Principal Capital II; or
•
trading in the common stock on the NYSE (or if the common stock is then listed on an Eligible Market, trading in the common stock on such Eligible Market) has been suspended for a period of five (5) consecutive trading days.

No termination of the Purchase Agreement by us or by B. Riley Principal Capital II will become effective prior to the fifth trading day immediately following the date on which any pending Purchase and any pending Intraday Purchase has been fully settled in accordance with the terms and conditions of the Purchase Agreement, and no termination will affect any of our respective rights and obligations under the Purchase Agreement with respect to any pending Purchase, any pending Intraday Purchase, the Commitment Shares, and any fees and disbursements of B. Riley Principal Capital II’s legal counsel in connection with the transactions contemplated by the Purchase Agreement and the B. Riley Registration Rights Agreement. Both we and B. Riley Principal Capital II have agreed to complete our respective obligations with respect to any such pending Purchase and any pending Intraday Purchase under the Purchase Agreement. Furthermore, no termination of the Purchase Agreement will affect the B. Riley Registration Rights Agreement, which will survive any termination of the Purchase Agreement.

No Short-Selling or Hedging by B. Riley Principal Capital II

B. Riley Principal Capital II has agreed not to engage in or effect, directly or indirectly, for its own principal account or for the principal account of its sole member, any of its or its sole member’s respective officers, or any entity managed or controlled by it or its sole member, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the common stock or (ii) hedging transaction, which establishes a net short position with respect to the common stock, during the term of the Purchase Agreement.

Prohibition on Variable Rate Transactions

Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our Common Stock after the date of issuance, or our entry into any agreement for an “equity line of credit” or other substantially similar continuous offering with a third party, in which we may offer, issue or sell Common Stock or any securities exercisable, exchangeable or convertible into Common Stock at a future determined price.

Effect of Sales of our Common Stock under the Purchase Agreement on our Stockholders

All shares of common stock that may be issued or sold by us to B. Riley Principal Capital II under the Purchase Agreement that are being registered under the Securities Act for resale by B. Riley Principal Capital II in this offering are expected to be freely tradable. The shares of common stock being registered for resale in this offering may be issued and sold by us to B. Riley Principal Capital II from time to time at our discretion over a period of up to 24 months commencing on the Commencement Date. The resale by B. Riley Principal Capital II of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock, if any, to B. Riley Principal Capital II under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to B. Riley Principal Capital II all, some or none of the shares of our Common Stock that may be available for us to sell to B. Riley Principal Capital II pursuant to the Purchase Agreement.

If and when we do elect to sell shares of our Common Stock to B. Riley Principal Capital II pursuant to the Purchase Agreement, after B. Riley Principal Capital II has acquired such shares, B. Riley Principal Capital II may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from B. Riley Principal Capital II in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from B. Riley Principal Capital II in this offering as a result of future sales made by us to B. Riley Principal Capital II at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to B. Riley Principal Capital II under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with B. Riley Principal Capital II may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Because the purchase price per share to be paid by B. Riley Principal Capital II for the shares of common stock that we may elect to sell to B. Riley Principal Capital II under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock during the applicable Purchase Valuation Period for each Purchase, and during the applicable Intraday Purchase Valuation Period for each Intraday Purchase, made pursuant to the Purchase Agreement, if any, as of the date of this prospectus it is not possible for us to predict the number of shares of common stock that we will sell to B. Riley Principal Capital II under the Purchase Agreement, the actual purchase price per share to be paid by B. Riley Principal Capital II for those shares, or the actual gross proceeds to be raised by us from those sales, if any. As of August 19, 2022, there were 72,946,720 shares of our Common Stock outstanding, of which 30,753,494 shares were held by non-affiliates. Although the Purchase Agreement provides that we may sell up to an aggregate of $50,000,000 of our Common Stock to B. Riley Principal Capital II, only 35,536,100 shares of our Common Stock (representing the maximum number of shares of common stock we may issue and sell under the Purchase Agreement under the Exchange Cap limitation) are being registered for resale under the registration statement that includes this prospectus. If all of the 35,891,461 shares offered for resale by B. Riley Principal Capital II under this prospectus were issued and outstanding as of August 19, 2022, (without taking into account the 19.99% Exchange Cap limitation) such shares would represent approximately 33.1% of the total number of shares of our Common Stock outstanding and approximately 54.1.% of the total number of outstanding shares held by non-affiliates, in each case as of August 19, 2022.

Under the Purchase Agreement, in order for us to issue and sell to B. Riley Principal Capital II more than the Exchange Cap, (i) we must obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with the applicable NYSE rules or (ii) the shares of Common Stock sold in the Purchases or Intraday Purchases (as applicable) to B. Riley Principal Capital II must be at a price equal to or in excess of the applicable Base Price. If it becomes necessary for us to issue and sell to B. Riley Principal Capital II more shares than the number of shares being registered for resale under this prospectus in order to receive an aggregate gross proceeds equal to $50,000,000 under the Purchase Agreement, we must first file with the SEC one or more additional registration statements to register under the Securities Act the resale by B. Riley Principal Capital II of any such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to B. Riley Principal Capital II under the Purchase Agreement. The number of shares of our Common Stock ultimately offered for sale by B. Riley Principal Capital II is dependent upon the number of shares of common stock, if any, we ultimately sell to B. Riley Principal Capital II under the Purchase Agreement.

The issuance of our Common Stock to B. Riley Principal Capital II pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance.

The following table sets forth the amount of gross proceeds we would receive from B. Riley Principal Capital II from our sale of shares of common stock to B. Riley Principal Capital II under the Purchase Agreement at varying purchase prices:

			Percentage of Outstanding	Gross Proceeds from the
		Number of Registered	Shares After Giving Effect to	Sale of Shares to B. Riley
Assumed Average		Shares to be Issued if	the Issuance to B. Riley	Principal Capital II Under
Purchase Price Per Share		Full Purchase(1)(2)	Principal Capital II(3)	the Purchase Agreement
$0.43		14,506,475	16.6%	$6,237,784
$0.61		14,506,475	16.6%	$8,848,950
$0.87		14,506,475	16.6%	$12,620,633
$1.24	(4)	14,506,475	16.6%	$17,988,029
$1.61		31,055,901	29.9%	$50,000,000
$2.10		23,809,524	24.6%	$50,000,000
$2.72		18,382,353	20.1%	$50,000,000

(1)
Excluding the 355,361 Commitment Shares that we issued to B. Riley Principal Capital II. Although the Purchase Agreement provides that we may sell up to $50,000,000 of our Common Stock to B. Riley Principal Capital II, we are only registering 35,891,461 shares under the registration statement that includes this prospectus, which may or may not cover all of the shares we ultimately sell to B. Riley Principal Capital II under the Purchase Agreement. We will not issue more than an aggregate of 14,506,475 shares of our Common Stock (the Exchange Cap, unless otherwise approved by our stockholders or if sales of our Common Stock are made by us to B. Riley Principal Capital II at a price equal to or greater than the applicable Base Price. The number of shares to be issued as set forth in this column (i) gives effect to the Exchange Cap and (ii) is without regard for the Beneficial Ownership Limitation.
(2)
For purposes of the illustrations set forth in this table, we have assumed the Base Price to be $1.47, which is the Base Price as determined on the date of the Purchase Agreement. The Exchange Cap is not applicable to issuances and sales of common stock at a price equal to or in excess of the $1.47 Base Price.
(3)
The denominator is based on 72,946,720 shares of common stock outstanding as of August 19, 2022 (which, includes the 355,361 Commitment Shares we issued to B. Riley Principal Capital II on August 11, 2022), adjusted to include the issuance of the number of shares set forth in the adjacent column that we would have sold to B. Riley Principal Capital II, assuming the average purchase price in the first column. The numerator is based on the number of shares issuable under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed average purchase price set forth in the first column.
(4)
The closing sale price of our Common Stock on the NYSE on August 19, 2022.

USE OF PROCEEDS

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the Selling Securityholder. All of the Common Stock offered by the Selling Securityholder pursuant to this prospectus will be sold by the Selling Securityholder for its own account. We will not receive any of the proceeds from these sales. We may receive up to $50.0 million aggregate gross proceeds under the Purchase Agreement from any sales we make to B. Riley Principal Capital pursuant to the Purchase Agreement. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of Common Stock to the Selling Securityholder after the date of this prospectus. See the section titled “Plan of Distribution (Conflict of Interest)” elsewhere in this prospectus for more information.

We expect to use any proceeds that we receive under the Purchase Agreement for general corporate purposes, including working capital. Accordingly, we retain broad discretion over the use of the net proceeds from the sale of our Common Stock under the Purchase Agreement. The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital over which we have little or no control. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds. Pending our use of the net proceeds as described above, we may also invest the net proceeds pursuant to the Purchase Agreement in interest-bearing, investment-grade instruments.

SELLING SECURITYHOLDERS

This prospectus relates to the offer and sale by B. Riley Principal Capital II of up to 35,891,461 shares of our Common Stock that have been and may be issued by us to B. Riley Principal Capital II under the Purchase Agreement. For additional information regarding the shares of our Common Stock included in this prospectus, see the section titled “The Committed Equity Facility” above. We are registering the shares of our Common Stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with B. Riley Principal Capital II on August 11, 2022, in order to permit the Selling Securityholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, B. Riley Principal Capital II has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Securityholder” means B. Riley Principal Capital II, LLC.

The table below presents information regarding the Selling Securityholder and the shares of our Common Stock that may be resold by the Selling Securityholder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Securityholder, and reflects holdings as of March 24, 2023. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of our Common Stock being offered for resale by the Selling Securityholder under this prospectus. The Selling Securityholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the Selling Securityholder will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, we are not aware of any existing arrangements between the Selling Securityholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of our Common Stock with respect to which the Selling Securityholder has sole or shared voting and investment power. The percentage of shares of our Common Stock beneficially owned by the Selling Securityholder prior to the offering shown in the table below is based on an aggregate of 73,332,558 shares of our Common Stock outstanding on March 24, 2023. Because the purchase price to be paid by the Selling Securityholder for shares of our Common Stock, if any, that we may elect to sell to the Selling Securityholder in one or more VWAP Purchases and one or more Intraday VWAP Purchases from time to time under the Purchase Agreement will be determined on the applicable Purchase Dates therefor, the actual number of shares of our Common Stock that we may sell to the Selling Securityholder under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by the Selling Securityholder of all of the shares of our Common Stock being offered for resale pursuant to this prospectus.

	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering
Name of Selling Securityholder	Number(1)	Percent(2)		Number(3)	Percent(2)

B. Riley Principal Capital II, LLC(4)	355,361	*	35,891,461	—	—

* Represents beneficial ownership of less than 1% of the outstanding shares of our Common Stock.

(1)
Represents 355,361 shares of our Common Stock we issued to B. Riley Principal Capital II on August 11, 2022 as Commitment Shares in consideration for entering into the Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares of our Common Stock that B. Riley Principal Capital II may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of B. Riley Principal Capital II’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the VWAP Purchases and the Intraday VWAP Purchases of our Common Stock under the Purchase Agreement are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our Common Stock to B. Riley Principal Capital II to the extent such shares, when aggregated with all other shares of our Common Stock then beneficially owned by B. Riley Principal Capital II, would cause B. Riley Principal Capital II’s beneficial ownership of our Common Stock to exceed the 4.99% Beneficial Ownership Limitation. The Purchase Agreement also prohibits us from issuing or selling shares of our Common Stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless sales of our Common Stock are made by us to B. Riley Principal Capital II at a price equal to or greater than the applicable Base Price.

Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under NYSE rules) may be amended or waived under the Purchase Agreement.
(2)
Applicable percentage ownership is based on 73,330,558 shares of our Common Stock outstanding as of March 24, 2023.
(3)
Assumes the sale of all shares of our Common Stock being offered pursuant to this prospectus.
(4)
The business address of B. Riley Principal Capital II, LLC (“BRPC II”) is 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025. BRPC II’s principal business is that of a private investor. The sole member of BRPC II is B. Riley Principal Investments, LLC (“BRPI”), which is an indirect subsidiary of B. Riley Financial, Inc. (“BRF”). An Investment Committee of BRPC II (the “BRPC II Investment Committee”), which is composed of five members appointed by BRPI, has sole voting power and sole investment power over securities beneficially owned, directly, by BRPC II. All decisions with respect to the voting and disposition of securities beneficially owned, directly, by BRPC II are made exclusively by majority vote of the BRPC II Investment Committee, each member of the BRPC II Investment Committee having one vote, and no single member of the BRPC II Investment Committee has any ability to make any such decisions unilaterally or any veto power with respect to decisions that are made by the vote of a majority of the members of the BRPC II Investment Committee. The sole voting and investment powers of the BRPC II Investment Committee over securities beneficially owned, directly, by BRPC II are exercised independently from all other direct and indirect subsidiaries of BRF, and the voting and investment powers over securities beneficially owned directly or indirectly by all other direct and indirect subsidiaries of BRF are exercised independently from BRPC II. We have been advised that neither BRPI nor BRPC II is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an independent broker-dealer; however, each of BRPI and BRPC II is an affiliate of B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and FINRA member, and certain officers of BRPC II and certain of the BRPC II Investment Committee members are associated persons of BRS. BRS will act as an executing broker that will effectuate resales of our Common Stock that have been and may be acquired by BRPC II from us pursuant to the Purchase Agreement to the public in this offering. See “Plan of Distribution (Conflict of Interest)” for more information about the relationship between BRPC II and BRS.

SECURITIES ACT RESTRICTIONS ON RESALE OF OUR SECURITIES

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned shares of our restricted Common Stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been our affiliate at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned shares of our restricted Common Stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•
1% of the total number of shares of our Common Stock then outstanding; or
•
the average weekly reported trading volume of Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)

The shares of our Common Stock offered by this prospectus are being offered by the Selling Securityholder, B. Riley Principal Capital II, LLC. The shares may be sold or distributed from time to time by the Selling Securityholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our Common Stock offered by this prospectus could be effected in one or more of the following methods:

•
ordinary brokers’ transactions;
•
transactions involving cross or block trades;
•
through brokers, dealers, or underwriters who may act solely as agents;
•
“at the market” into an existing market for our Common Stock;
•
in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents; or
•
any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

B. Riley Principal Capital II is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

B. Riley Principal Capital II has informed us that it presently anticipates using, but is not required to use, B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and FINRA member and an affiliate of B. Riley Principal Capital II, as a broker to effectuate resales, if any, of our Common Stock that it may acquire from us pursuant to the Purchase Agreement, and that it may also engage one or more other registered broker-dealers to effectuate resales, if any, of such Common Stock that it may acquire from us. Such resales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. B. Riley Principal Capital II has informed us that each such broker-dealer it engages to effectuate resales of our Common Stock on its behalf, excluding BRS, may receive commissions from B. Riley Principal Capital II for executing such resales for B. Riley Principal Capital II and, if so, such commissions will not exceed customary brokerage commissions.

B. Riley Principal Capital II is an affiliate of BRS, a registered broker-dealer and FINRA member, which will act as an executing broker that will effectuate resales of our Common Stock that have been and may be acquired by B. Riley Principal Capital II from us pursuant to the Purchase Agreement to the public in this offering. Because B. Riley Principal Capital II will receive all the net proceeds from such resales of our Common Stock made to the public through BRS, BRS is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. Accordingly, we have engaged Northland Securities, Inc., a registered broker-dealer and FINRA member (“Northland”), to be the qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. B. Riley Principal Capital II has agreed to pay Northland a cash fee of $50,000 upon the completion of this offering as consideration for its services and to reimburse Northland up to $5,000 for expenses incurred in connection with acting as the qualified independent underwriter in this offering. Northland will receive no other compensation for acting as the qualified independent underwriter in this offering. In accordance with FINRA Rule 5121, BRS is not permitted to sell shares of our Common Stock in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Except as set forth above, we know of no existing arrangements between the Selling Securityholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Securityholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the Selling Securityholder may be less than or in excess of customary commissions. Neither we nor the Selling Securityholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the Selling Securityholder.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Securityholder, including with respect to any compensation paid or payable by the Selling Securityholder to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by the Selling Securityholder, and any other related information required to be disclosed under the Securities Act.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock covered by this prospectus by the Selling Securityholder.

As consideration for its irrevocable commitment to purchase our Common Stock under the Purchase Agreement, we have agreed to issue to B. Riley Principal Capital II 355,361 shares of our Common Stock as Commitment Shares, which Commitment Shares have a total aggregate value equal to 1.0% of B. Riley Principal Capital II’s $50,000,000 total dollar amount purchase commitment under the Purchase Agreement (assuming a purchase price of $1.4070 per Commitment Share, representing the volume weighted average price per share of our Common Stock for the five-consecutive trading day period ending on the date of the Purchase Agreement), upon execution of the Purchase Agreement and the B. Riley Registration Rights Agreement. In accordance with FINRA Rule 5110, the 355,361 Commitment Shares are deemed to be underwriting compensation in connection with sales of our Common Stock by B. Riley Principal Capital II to the public. In addition, we have agreed to reimburse B. Riley Principal Capital II for the reasonable legal fees and disbursements of B. Riley Principal Capital II’s legal counsel in an amount not to exceed (i) $100,000 upon our execution of the Purchase Agreement and B. Riley Registration Rights Agreement and (ii) $7,500 per fiscal quarter, in each case in connection with the transactions contemplated by this Agreement and the B. Riley Registration Rights Agreement. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed to be underwriting compensation in connection with sales of our Common Stock by B. Riley Principal Capital II to the public.

We also have agreed to indemnify B. Riley Principal Capital II and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. B. Riley Principal Capital II has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by B. Riley Principal Capital II specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $567,347.

B. Riley Principal Capital II has represented to us that at no time prior to the date of the Purchase Agreement has B. Riley Principal Capital II, its sole member, any of their respective officers, or any entity managed or controlled by B. Riley Principal Capital II or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own account or for the account of any of its affiliates, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. B. Riley Principal Capital II has agreed that during the term of the Purchase Agreement, none of B. Riley Principal Capital II, its sole member, any of their respective officers, or any entity managed or controlled by B. Riley Principal Capital II or its sole member, will enter into or effect, directly or indirectly, any of the foregoing transactions for its own account or for the account of any other such person or entity.

We have advised the Selling Securityholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Securityholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by the Selling Securityholder.

Our Common Stock is currently listed on the NYSE under the symbol “GLS”.

B. Riley Principal Capital II and/or one or more of its affiliates has provided, currently provides and/or from time to time in the future may provide various investment banking and other financial services for us and/or one or more of our affiliates that are unrelated to the transactions contemplated by the Purchase Agreement and the offering of shares for resale by B. Riley Principal Capital II to which this prospectus relates, for which investment banking and other financial services they have received and may continue to receive customary fees, commissions and other compensation from us, aside from any discounts, fees and other compensation that B. Riley Principal Capital II has received and may receive in connection with the transactions contemplated by the Purchase Agreement, including the 355,361 Commitment Shares we have agreed to issue to B. Riley Principal Capital II as consideration for its irrevocable commitment to purchase shares of our Common Stock from us under the Purchase Agreement, the 3.0% fixed discount to current market prices of our Common Stock reflected in the purchase prices payable by B. Riley Principal Capital II for our Common Stock that we may require it to purchase from us from time to time under the Purchase Agreement, and our reimbursement of up to an aggregate of $160,000 of B. Riley Principal Capital II’s legal fees ($100,000 upon execution of the Purchase Agreement and $7,500 per fiscal quarter for the maximum two year term of the Purchase Agreement) in connection with the transactions contemplated by the Purchase Agreement and the B. Riley Registration Rights Agreement.

LEGAL MATTERS

Goodwin Procter LLP, Boston, Massachusetts has passed upon the validity of the securities of Gelesis Holdings, Inc. offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The consolidated financial statements of Gelesis Holdings, Inc. as of December 31, 2022 and 2021, and for each of the years then ended, have been incorporated by reference herein and in the registration statement in this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2022 consolidated financial statements contains an explanatory paragraph that states that the Company's recurring losses and negative cash flows from operations raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes part of a registration statement on Form S-3 with respect to the shares of Common Stock offered hereby, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and our securities offered by this prospectus, we refer you to the registration statement and its exhibits and the documents that we have incorporated by reference. Statements contained in or incorporated by reference in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at https://gelesis.com at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. We have included our website address in this prospectus solely as an inactive textual reference. The information contained in, or that can be accessed through, our website is not part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information either contained, or incorporated by referenced, in this prospectus, and will be considered to be part of this prospectus from the date those documents are filed. The information incorporated by reference herein is an important part of this prospectus.

We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC as well as any filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the initial filing of the registration statement of which this prospectus forms a part until the termination or completion of the offering of the securities described in this prospectus; provided, however, we are not incorporating by reference any documents or portions of documents deemed to have been furnished rather than filed in accordance with SEC rules:

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 28, 2023;
•
our Current Reports on Form 8-K filed with the SEC on February 23, 2023 and March 3, 2023.
•
the description of our common stock contained in our registration statement on Form 8-A (File No. 001-39362), filed by Registrant with the SEC under Section 12(b) of the Exchange Act on July 1, 2020.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: 501 Boylston Street, Suite 6102, Boston, MA 02116, telephone (617) 456-4718. We will not, however, send exhibits to those documents unless the exhibits are specifically incorporated by reference in those documents.

You may obtain copies of these documents, at no cost to you, from the Investors page of our website (www.gelesis.com) at https://ir.gelesis.com/financials/sec-filings/default.aspx.

Up to 35,891,461 Shares of Common Stock

PROSPECTUS

, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered hereby. In addition, we may incur additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement. All amounts are estimates, except for the SEC registration fee.

Amount
SEC Registration Fee	$5,379.13	**
Accounting fees and expenses		*
Legal fees and expenses		*
Financial printing and miscellaneous expenses		*
Total		*

* These fees and expenses are calculated based on the amount of securities offered and accordingly cannot be estimated at this time.

** Paid in connection with the initial filing of this registration statement.

We will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus. The Selling Securityholders will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities.

Item 15. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our amended and restated bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all fees, expenses and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description
4.1

Amended and Restated Registration and Stockholder Rights Agreement, dated January 13, 2021, by and among the Company and the stockholders party thereto (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on January 20, 2022).

4.2

Description of Securities of Gelesis Holdings, Inc. (incorporated by reference to Exhibit 4.3 to the Annual Report on Form 10-K for the year ended December 31, 2021, filed by the Company on April 1, 2021).

5.1	Opinion of Goodwin Procter LLP (incorporated by reference to Exhibit 5.1 to the Registrant’s registration statement on Form S-1/A filed with the SEC on August 25, 2022).
10.1

Form of Amended and Restated Registration and Stockholder Rights Agreement (incorporated by reference to Exhibit D to Annex A to the Proxy Statement/Prospectus filed by the Company on December 27, 2021).

10.2	Gelesis Holdings, Inc. 2021 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by the Company on January 20, 2022).
10.3	Gelesis Holdings, Inc. 2016 Stock Option and Grant Plan (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-4 filed by the Company on August 10, 2021).
10.4	Gelesis Holdings, Inc. 2006 Stock Incentive Plan.
10.5

Royalty Assignment Agreement, dated as of December 18, 2009, by and among PureTech Ventures, LLC, Gelesis, Inc. and Gelesis LP (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-4/A filed by the Company on October 5, 2021).

10.6†

Pharmaceutical Distribution Agreement, dated as of Feb 12, 2020, between Gelesis, Inc. and Specialty Medical Drugstore, LLC (d/b/a GoGoMeds) (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-4/A filed by the Company on October 5, 2021).

10.7†

License, Collaboration and Supply Agreement, dated June 18, 2020, by and between Gelesis, Inc. and CMS Bridging DMCC (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-4/A filed by the Company on October 5, 2021).

10.8+

Employment Agreement, dated as of July 16, 2021, by and between Gelesis Holdings, Inc. and Yishai Zohar (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by the Company on January 20, 2022).

10.9+

Employment Agreement, dated as of July 27, 2021, by and between Gelesis Holdings, Inc. and David Pass (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed by the Company on January 20, 2022).

10.10+

Employment Agreement, dated as of July 19, 2021, by and between Gelesis Holdings, Inc. and Elliot Maltz (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed by the Company on January 20, 2022).

10.11	Form of Director Indemnification Agreement (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed by the Company on January 20, 2022).
10.12	Form of Officer Indemnification Agreement (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K filed by the Company on January 20, 2022).
10.13†

Third Amended and Restated Supply and Distribution Agreement, dated June 14, 2022, between Gelesis Holdings, Inc. and Roman Health Pharmacy LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on June 21, 2022).

10.14	Form of Promissory Note (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on July 29, 2022).
10.15	Form of Warrant to Purchase Common Stock of Gelesis Holdings, Inc (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on July 29, 2022).
10.16

Warrant to Purchase Common Stock of Gelesis Holdings, Inc., dated August 4, 2022, issued to CMS Bridging DMCC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on August 10, 2022).

10.17

Amended and Restated Warrant to Purchase Common Stock of Gelesis Holdings, Inc., dated August 9, 2022 (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed by the Company on August 10, 2022).

10.18

Amendment, dated August 4, 2022, to License, Collaboration and Supply Agreement by and between the Subsidiary and CMS Bridging DMCC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on August 10, 2022).

10.19

Common Stock Purchase Agreement, dated August 11, 2022, by and between the Company and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on August 12, 2022).

10.20

Registration Rights Agreement, dated August 11, 2022, by and between the Company and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on August 12, 2022).

10.21†

Separation and General Release Agreement, effective September 30, 2022, by and between the Company and Mr. David Abraham (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q filed by the Company on November 14, 2022).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Current Report on Form 8-K filed by the Company on January 20, 2022).
23.1#	Consent of KPMG LLP.
23.3*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s registration statement on Form S-1/A filed with the SEC on August 25, 2022).
107+	Filing Fee Table

* Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

† Indicates a management contract or compensatory plan.

§ Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit in accordance with the rules of the Securities and Exchange Commission.

# Filed herewith.

+ Previously filed.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

A.
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)
To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
B.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
D.
That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on March 28, 2023.

GELESIS HOLDINGS, INC.

By:	/s/ Yishai Zohar
Name: Yishai Zohar
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on March 28, 2023.

Signature	Title	Date

/s/ Yishai Zohar	Director, President, and Chief Executive Officer (Principal Executive Officer)	March 28, 2023
Yishai Zohar

/s/ Elliot Maltz	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 28, 2023
Elliot Maltz

*	Director	March 28, 2023
Alison Bauerlein

*	Director	March 28, 2023
Kathryn Cavanaugh

*	Director	March 28, 2023
Clayton Christopher

*	Director	March 28, 2023
Paul Fonteyne

*	Director	March 28, 2023
Raju Kucherlapati

*	Director	March 28, 2023
Dominic Perks

*	Director	March 28, 2023
Jane Wildman

*By: /s/ Elliot Maltz
Elliot Maltz
Attorney -in-Fact